Exhibit 99.1

UpHealth Comments on Needham Action Ruling

Believes Court Erred by Ignoring Settled New York Law and Decades of Precedent

Company is Exploring All Options in Response to Ruling

DELRAY BEACH, Fla., Sep. 18, 2023 (GLOBE NEWSWIRE) – UpHealth, Inc. (“UpHealth,” the “Company,” “we” or “us”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today provided an update on the legal action Needham & Company LLC v. UpHealth Holdings, Inc. and UpHealth Services, Inc. (the “Needham Action”), which arose out of UpHealth Services, Inc.’s engagement of Needham & Company, LLC (“Needham”) to provide placement and other financial advisory services.

The trial court in New York issued a Decision and Order on September 14, 2023 granting summary judgment in favor of Needham. The Decision and Order provides that Needham is entitled to fees in the amount of $31,345,000, plus interest.

The Company provided the following statement:

“We have reviewed the Order and are deeply disappointed that the Court appears to have redefined contract terms under a theory of successor liability, in contravention of New York law. In our view, the ruling – which the court issued at the summary judgment phase without hearing oral arguments – disregards established precedent and the factual record. We are exploring all options, including a potential settlement with Needham and an appeal, to vigorously defend the Company.”

Dr. Avi Katz, Chair of UpHealth’s Board of Directors said, “While we explore all options with respect to this unprecedented decision, we remain focused on our important mission of enabling high quality, affordable and accessible healthcare for all. This judgment does not affect our commitment to our customers and partners as we leverage our unique technology, data and expertise to improve patient outcomes.”

If and to the extent necessary, the Company intends to enforce an agreement executed by Dr. Chirinjeev Kathuria, Dr. Mariya Pylypiv and Mr. Al Gatmaitan (the “Indemnitors”), pursuant to which they agreed to be responsible for the Company’s liabilities to Needham in excess of $8,000,000. There can be no assurance that the Company will be successful in collecting monies owed from the Indemnitors.

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow at UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the prospects for an appeal of the Needham Action, the ability of the Company to enforce the agreement against the Indemnitors, the projected operation and financial performance of UpHealth, its product offerings and developments and reception of its product by customers, the arbitration and other legal disputes involving Glocal, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investors Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us

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